Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Citigroup Inc.:

We consent to the incorporation by reference in the Registration Statements on:

• Form S-3
Nos. 33-54093, 33-52281, 33-59791, 33-62903, 33-63663, 333-12439, 333-20803, 333-21143, 333-27155, 333-32065, 333-37992, 333-42575, 333-44549, 333-46628, 333-48474, 333-49442, 333-50338, 333-51201, 333-56088, 333-68949, 333-57364, 333-68989, 333-75554, 333-83741, 333-102206, 333-103940, 333-105316, 333-106510, 333-106598, 333-108047, 333-117615, 333-122925, 333-125845, 333-126744, 333-132177, 333-132370, 333-132373, 333-135163, 333-135867, 333-142849, 333-146471, 333-152454, 333-154914, 333-157386, 333-157459, 333-172554, 333-172555, 333-172562, 333-186425, 333-191056, 333-192302, 333-214120 and 333-216372

• Form S-8	Nos. 333-58460, 333-58458, 333-02811, 333-56589, 333-63016, 333-101134, 333-107166, 333-124635, 333-163852, 333-166242, 333-166215, 333-173683, 333-181647, 333-203791, 333-203792 and 333-211479

of Citigroup Inc. of our reports dated February 23, 2018, with respect to the consolidated balance sheet of Citigroup Inc. and subsidiaries (the “Company” or “Citigroup”) as of December 31, 2017 and 2016, the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes, and Citigroup’s effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 Annual Report on Form 10-K of Citigroup.

/s/ KPMG LLP
New York, New York
February 23, 2018